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Exhibit 21.1

Subsidiaries of the Company(1)

Domestic Subsidiaries:

TMW Merchants LLC, a Delaware limited liability company(2)

TMW Purchasing LLC, a Delaware limited liability company(3)

Renwick Technologies, Inc., a Texas corporation(2)

K&G Men's Company Inc., a Delaware corporation(2)(4)

Twin Hill Acquisition Company, Inc., a California corporation(2)(5)

MWDC Holding Inc., a Delaware corporation(2)

MWDC Texas Inc., a Delaware corporation(6)

TMW Europe LLC, a Delaware limited liability company(7)

JA Holding, Inc., a Delaware corporation(2)

JA Apparel Corp., a Delaware corporation(8)

Nashawena Mills Corp., a Massachusetts corporation(9)

Joseph Abboud Manufacturing Corp., a Delaware corporation(9)

JA Apparel, LLC, a Delaware limited liability company(10)

Jos. A. Bank Clothiers, Inc., a Delaware corporation(2)

The Joseph A. Bank Mfg. Co., Inc., a Delaware corporation(11)

TS Servicing Co., LLC, a Delaware limited liability company(11)

Tailored Brands, Inc., a Texas corporation(2)(12)

Tailored Shared Services, LLC, a Delaware limited liability company(2)

Foreign Subsidiaries:

Moores Retail Group Inc., a New Brunswick corporation(2)

Moores The Suit People Inc., a New Brunswick corporation(13)(14)

Golden Brand Clothing (Canada) Ltd., a New Brunswick corporation(13)

MWUK Holding Company Limited, a limited company incorporated in England and Wales(7)

Ensco 648 Limited, a limited company incorporated in England and Wales(15)

Ensco 645 Limited, a limited company incorporated in England and Wales(16)

MWUK Limited, a limited company incorporated in England and Wales(17)

AlexandraVêtements Professionnels SARL, a French société à responsabilité limitée(18)

Alexandra Corporate Fashion BV, a limited company incorporated under the laws of the Netherlands(18)

(1)
As of January 30, 2016. The names of certain subsidiaries are omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of January 30, 2016.

(2)
100% owned by The Men's Wearhouse, Inc.

(3)
100% owned by TMW Merchants LLC.

(4)
K&G Men's Company Inc. does business under the names K&G, K&G Men's Center, K&G Men's Superstore, K&G Mensmart, K&G FOR MEN FOR LESS, K&G FOR WOMEN FOR LESS, K&G Fashion Superstore, K&G Superstore, K&G Suit Warehouse, K&G FOR MEN FOR WOMEN FOR LESS and K&G FOR MEN FOR WOMEN.

(5)
Twin Hill Acquisition Company, Inc. does business under the name Twin Hill and Twin Hill Corporate Apparel.

(6)
MWDC Texas Inc. is 100% owned by MWDC Holding Inc. and does business under the name MWCleaners.

(7)
100% owned by owned by Moores The Suit People Inc.

(8)
100% owned by JA Holding, Inc.

(9)
100% owned by JA Apparel Corp.

(10)
100% owned by Joseph Abboud Manufacturing Corp.

(11)
100% owned by Jos. A. Bank Clothiers, Inc.

(12)
On January 31, 2016, the Company reorganized into a holding company structure pursuant to a merger agreement, dated as of January 26, 2016, by and among Men's Wearhouse, Tailored Brands, Inc. and Holdco Merger Sub, Inc. As provided for in the Merger Agreement, Merger Sub merged with and into Men's Wearhouse, with Men's Wearhouse continuing as the surviving corporation and as a wholly-owned subsidiary of Tailored Brands.

(13)
100% owned by Moores Retail Group Inc.

(14)
Moores The Suit People Inc. does business under the names Moores Clothing for Men and Moores Vêtements Pour Hommes.

(15)
100% owned by MWUK Holding Company Limited.

(16)
100% owned by owned by Ensco 648 Limited.

(17)
100% of the outstanding ordinary shares are owned by Ensco 645 Limited. MWUK Limited does business under the names Dimensions, Alexandra and Yaffy.

(18)
100% owned by MWUK Limited.

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  Exhibit 21.1
Subsidiaries of the Company (1)